614/223-1648


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          ATTN:  Filing Desk, Stop 1-4
          Washington, D.C. 20549-1004

          March 20, 1996

          Re:  Appalachian Power Company
               Registration Statement on Form S-3
               File No. 333-01049

          Gentlemen:

          Pursuant to Rule 424(b)(5) and on behalf of Appalachian Power Company (the "Company"), submitted herewith is (1) a Prospectus Supplement, dated March 18, 1996, to be used in connection with the anticipated public offering by the Company of a series of $100,000,000 aggregate principal amount of First Mortgage Bonds, 6-3/8% Series due 2001 and (2) a Prospectus Supplement, dated March 18, 1996, to be used in connection with the anticipated public offering by the Company of a series of $100,000,000 aggregate principal amount of First Mortgage Bonds, 6.80% Series due 2006.

          Very truly yours,

          /s/ Thomas G. Berkemeyer

          Thomas G. Berkemeyer

          TGB/mms





          PROSPECTUS SUPPLEMENT
          (To Prospectus dated February 28, 1996)



                                     $100,000,000
                              Appalachian Power Company
                     First Mortgage Bonds, 6-3/8% Series due 2001

                       Interest Payable March 1 and September 1


               The New Bonds will be redeemable at the option of the Company in whole or in part at any time upon not less than 30 days' notice at a redemption price equal to the greater of (i) 100% of the principal amount of the New Bonds and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 10 basis points. The New Bonds are also redeemable at a special redemption price equal to 100% of the principal amount thereof if redeemed by the use of proceeds of released property or insurance. See "Redemption Provisions" herein and "Description of New Bonds-- Release and Substitution of Property" in the accompanying Prospectus.

               The New Bonds will be issued in the form of one or more global securities (the "Global Securities") registered in the name of The Depository Trust Company ("DTC") or its nominee (the New Bonds, so represented, being called a "Book-Entry Security"). Beneficial interests in the Global Securities will be shown on, and transfers will be effected only through, records maintained by DTC and its participants. Except as described herein, the New Bonds will not be issued in definitive form. See "Supplemental Description of New Bonds" herein.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Price to the    Underwriting   Proceeds to
                                Public(1)     Discounts(2)   Company(3)

           Per Bond  . . .       99.657%          .250%         99.407%
           Total . . . . .     $99,657,000       $250,000     $99,407,000

          (1) Plus accrued interest from March 1, 1996 to date of delivery.
          (2) The Company has agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting" herein.
          (3) Before deduction of estimated expenses of $191,144 payable by the Company.

               The New Bonds offered by this Prospectus Supplement are offered by the Underwriter, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriter and to certain further conditions. It is expected that delivery of the New Bonds will be made in book-entry form through the facilities of DTC on or about March 27, 1996.


                                   LEHMAN BROTHERS


          March 18, 1996



          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NEW BONDS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                                   _______________

                        SUPPLEMENTAL DESCRIPTION OF NEW BONDS

               The following description of the particular terms of the New Bonds supplements the description of the general terms and provisions of the New Bonds set forth in the accompanying Prospectus under the caption "Description of New Bonds". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and to the instruments referred to therein.

          Maturity, Interest and Payment

               The New Bonds will mature on March 1, 2001 and will bear interest from March 1, 1996 at the rate per annum shown in their title, payable semi-annually on March 1 and September 1, commencing September 1, 1996. Interest will, subject to certain exceptions, be paid to holders registered at the close of business on the 15th day of the calendar month next preceding the applicable semi-annual interest payment date. Interest on the New Bonds will be computed on the basis of a 360-day year of twelve 30-day months.

               Settlement by the Underwriter of the New Bonds will be made in immediately available funds. The New Bonds will initially be issued in the form of one or more fully registered securities, representing the aggregate principal amount of the New Bonds, that will be deposited with, or on behalf of, DTC, and registered in the name of CEDE & Co., the nominee of DTC. All payments to DTC of principal and interest on the New Bonds will be made in immediately available funds. Should the New Bonds be issued other than as a Global Security, interest (other than interest payable at redemption or maturity) may, at the option of the Company, be paid to the person entitled thereto by check mailed to any such person. See "Global Securities" herein.

          Redemption Provisions

               The New Bonds are subject to redemption at any time, on not less than 30 days' notice by mail prior to the redemption date, either as a whole or in part at the option of the Company (A) at a special redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, if redeemed by the use of proceeds of released property or the proceeds of insurance (see "Description of New Bonds--Release and Substitution of Property" in the accompanying Prospectus), or (B) at a redemption price equal to the greater of
          (i) 100% of the principal amount of the New Bonds and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points, plus, in each case, accrued interest thereon to the date of redemption.

               "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the New Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Bonds.

               "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee is unable to obtain four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so obtained.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and acceptable to the Trustee.

               "Reference Treasury Dealer" means a primary U.S. Government Securities Dealer in New York City selected by the Company and acceptable to the Trustee.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          Global Securities

               Except under the circumstances described below, the New Bonds will be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, DTC, or such other depository as may be subsequently designated (the "Depository"), and registered in the name of a nominee of the Depository.

               Book-Entry Securities represented by a Global Security will not be exchangeable for Certificated Securities and, except under the circumstances described below, will not otherwise be issuable as Certificated Securities.

               So long as the Depository, or its nominee, is the registered owner of a Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner of the individual Book-Entry Securities represented by such Global Security for all purposes under the Mortgage. Payments of principal of and premium, if any, and any interest on individual Book-Entry Securities represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the Owner of such Global Security. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Book-Entry Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Book-Entry Securities and will not be considered the Owners thereof under the Mortgage, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.

               If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, the Company will issue individual Certificated Securities in exchange for the Global Security or Securities representing the corresponding Book-Entry Securities. In addition, the Company may at any time and in its sole discretion determine not to have the New Bonds represented by one or more Global Securities and, in such event, will issue individual Certificated Securities in exchange for the Global Securities representing the corresponding Book-Entry Securities. In any such instance, an owner of a Book-Entry Security represented by a Global Security will be entitled to physical delivery of individual Certificated Securities equal in principal amount to such Book-Entry Security and to have such Certificated Securities registered in its name. Individual Certificated Securities so issued will be issued as registered New Bonds in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

               DTC has confirmed to the Company the following information:

               1. DTC will act as securities depository for the Global Securities. The New Bonds will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partner-ship nominee). One fully-registered Global Security will be issued for the New Bonds, each in the aggregate principal amount of such series, and will be deposited with DTC.

               2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

               3. Purchases of New Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the New Bonds on DTC's records. The ownership interest of each actual purchaser of each New Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in New Bonds, except in the event that use of the book-entry system for the New Bonds is discontinued.

               4. To facilitate subsequent transfers, all New Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of New Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Partici-pants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               6. Redemption notices shall be sent to Cede & Co. If less than all of the New Bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

               7. Neither DTC nor Cede & Co. will consent or vote with respect to the New Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

               8. Principal and interest payments on the New Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the date on which interest is payable in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

               9. DTC may discontinue providing its services as securities depository with respect to the New Bonds at any time by giving reasonable notice to the Company and the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Securities are required to be printed and delivered.

               10. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Certificated Securities will be printed and delivered.

               The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

               None of the Company, the Trustee or any agent for payment on or registration of transfer or exchange of any Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                                     UNDERWRITING

               Subject to the terms and conditions set forth in the Purchase Contract, effective March 18, 1996, the Company has agreed to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter has agreed to purchase the New Bonds.

               The Purchase Contract provides that the obligations of the Underwriter thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriter's obligations are such that the Underwriter is committed to purchase all of the New Bonds if any are purchased.

               The Company has been advised by the Underwriter that it proposes initially to offer the New Bonds to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of .200% of the principal amount of the New Bonds. The Underwriter may allow and such dealers may reallow a concession not in excess of .100% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

               The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

               The Company has been advised by the Underwriter that it intends initially to make a market in the New Bonds but is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Bonds offered hereby.

               The Underwriter engages in transactions with and performs services for the Company and its affiliates in the ordinary course of business.





          PROSPECTUS SUPPLEMENT
          (To Prospectus dated February 28, 1996)



                                     $100,000,000
                              Appalachian Power Company
                     FIRST MORTGAGE BONDS, 6.80% SERIES DUE 2006

                       Interest payable March 1 and September 1


               The New Bonds will be redeemable at the option of the Company in whole or in part at any time upon not less than 30 days' notice at a redemption price equal to the greater of (i) 100% of the principal amount of the New Bonds and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 10 basis points. The New Bonds are also redeemable at a special redemption price equal to 100% of the principal amount thereof if redeemed by the use of proceeds of released property or insurance. See "Redemption Provisions" herein and "Description of New Bonds-- Release and Substitution of Property" in the accompanying Prospectus.

               The New Bonds will be issued in the form of one or more global securities (the "Global Securities") registered in the name of The Depository Trust Company ("DTC") or its nominee (the New Bonds, so represented, being called a "Book-Entry Security"). Beneficial interests in the Global Securities will be shown on, and transfers will be effected only through, records maintained by DTC and its participants. Except as described herein, the New Bonds will not be issued in definitive form. See "Supplemental Description of New Bonds" herein.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          PRICE 99.473% AND ACCRUED INTEREST

                              Price to the    Underwriting    Proceeds to
                                Public(1)     Discounts and   Company(3)
                                              Commissions(2)

           Per Bond  . . .       99.473%           .247%         99.226%
           Total . . . . .     $99,473,000       $247,000      $99,226,000


          (1)  Plus accrued interest from March 1, 1996.
          (2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities, under the Securities Act of 1933, as amended.
          (3) Before deduction of estimated expenses of $191,144 payable by the Company.

               The New Bonds are offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by Dewey Ballantine, counsel for the Underwriter. It is expected that delivery of the New Bonds will be made, on or about March 27, 1996, at the office of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.


                                 MORGAN STANLEY & CO.
                                     Incorporated


          March 18, 1996



          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NEW BONDS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                                   _______________

                        SUPPLEMENTAL DESCRIPTION OF NEW BONDS

               The following description of the particular terms of the New Bonds supplements the description of the general terms and provisions of the New Bonds set forth in the accompanying Prospectus under the caption "Description of New Bonds". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and to the instruments referred to therein.

          Maturity, Interest and Payment

               The New Bonds will mature on March 1, 2006 and will bear interest from March 1, 1996 at the rate per annum shown in their title, payable semi-annually on March 1 and September 1, commencing September 1, 1996. Interest will, subject to certain exceptions, be paid to holders registered at the close of business on the 15th day of the calendar month next preceding the applicable semi-annual interest payment date. Interest on the New Bonds will be computed on the basis of a 360-day year of twelve 30-day months.

               Settlement by the Underwriter of the New Bonds will be made in immediately available funds. The New Bonds will initially be issued in the form of one or more fully registered securities, representing the aggregate principal amount of the New Bonds, that will be deposited with, or on behalf of, DTC, and registered in the name of CEDE & Co., the nominee of DTC. All payments to DTC of principal and interest on the New Bonds will be made in immediately available funds. Should the New Bonds be issued other than as a Global Security, interest (other than interest payable at redemption or maturity) may, at the option of the Company, be paid to the person entitled thereto by check mailed to any such person. See "Global Securities" herein.

          Redemption Provisions

               The New Bonds are subject to redemption at any time, on not less than 30 days' notice by mail prior to the redemption date, either as a whole or in part at the option of the Company (A) at a special redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, if redeemed by the use of proceeds of released property or the proceeds of insurance (see "Description of New Bonds--Release and Substitution of Property" in the accompanying Prospectus), or (B) at a redemption price equal to the greater of
          (i) 100% of the principal amount of the New Bonds and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points, plus, in each case, accrued interest thereon to the date of redemption.

               "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the New Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Bonds.

               "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee is unable to obtain four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so obtained.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and acceptable to the Trustee.

               "Reference Treasury Dealer" means a primary U.S. Government Securities Dealer in New York City selected by the Company and acceptable to the Trustee.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          Global Securities

               Except under the circumstances described below, the New Bonds will be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, DTC, or such other depository as may be subsequently designated (the "Depository"), and registered in the name of a nominee of the Depository.

               Book-Entry Securities represented by a Global Security will not be exchangeable for Certificated Securities and, except under the circumstances described below, will not otherwise be issuable as Certificated Securities.

               So long as the Depository, or its nominee, is the registered owner of a Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner of the individual Book-Entry Securities represented by such Global Security for all purposes under the Mortgage. Payments of principal of and premium, if any, and any interest on individual Book-Entry Securities represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the Owner of such Global Security. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Book-Entry Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Book-Entry Securities and will not be considered the Owners thereof under the Mortgage, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.

               If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, the Company will issue individual Certificated Securities in exchange for the Global Security or Securities representing the corresponding Book-Entry Securities. In addition, the Company may at any time and in its sole discretion determine not to have the New Bonds represented by one or more Global Securities and, in such event, will issue individual Certificated Securities in exchange for the Global Securities representing the corresponding Book-Entry Securities. In any such instance, an owner of a Book-Entry Security represented by a Global Security will be entitled to physical delivery of individual Certificated Securities equal in principal amount to such Book-Entry Security and to have such Certificated Securities registered in its name. Individual Certificated Securities so issued will be issued as registered New Bonds in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

               DTC has confirmed to the Company the following information:

               1. DTC will act as securities depository for the Global Securities. The New Bonds will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partner-ship nominee). One fully-registered Global Security will be issued for the New Bonds, each in the aggregate principal amount of such series, and will be deposited with DTC.

               2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

               3. Purchases of New Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the New Bonds on DTC's records. The ownership interest of each actual purchaser of each New Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in New Bonds, except in the event that use of the book-entry system for the New Bonds is discontinued.

               4. To facilitate subsequent transfers, all New Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of New Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Partici-pants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               6. Redemption notices shall be sent to Cede & Co. If less than all of the New Bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

               7. Neither DTC nor Cede & Co. will consent or vote with respect to the New Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

               8. Principal and interest payments on the New Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the date on which interest is payable in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

               9. DTC may discontinue providing its services as securities depository with respect to the New Bonds at any time by giving reasonable notice to the Company and the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Securities are required to be printed and delivered.

               10. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Certificated Securities will be printed and delivered.

               The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

               None of the Company, the Trustee or any agent for payment on or registration of transfer or exchange of any Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                                     UNDERWRITING

               Under the terms and subject to the conditions of the Purchase Contract effective March 18, 1996, Morgan Stanley & Co. Incorporated (the "Underwriter") has agreed to purchase, and the Company has agreed to sell to the Underwriter, the New Bonds. The nature of the Underwriter's obligation is such that it is committed to take and pay for all of the New Bonds, if any are taken.

               The Company has been advised by the Underwriter, as follows:

                    The Underwriter is offering part of the New Bonds
               directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and part to dealers at a price which represents a concession of .225% of the principal amount under the public offering price. The Underwriter may allow and such dealers may reallow a concession of not in excess of .150% of the principal amount to certain other dealers who have entered into a Dealer Agreement.
               After the initial public offering, the public offering price and concessions may be changed.

               The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

               There is presently no trading market for the New Bonds and there is no assurance that a market will develop. Although it is under no obligation to do so, the Underwriter presently intends to act as a market maker for the New Bonds in the secondary trading market, but may discontinue such market making at any time in its sole discretion.

               The Underwriter engages in transactions with and performs services for the Company and its affiliates in the ordinary course of business.